                                                                    EXHIBIT 4.29



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                           MOBILITY ELECTRONICS, INC.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE


$990,000.00                                                    November __, 2002

         FOR VALUE RECEIVED, Mobility Electronics, Inc., a Delaware corporation (the "Company"), hereby promises to pay to Richard C. Liggitt ("Holder') in accordance with the terms and conditions contained herein, the principal amount of $990,000.00, together with simple interest on the unpaid principal amount hereof at the rate of four percent (4%) per annum (subject to Section 11 below) from the date hereof to maturity.

         1. DEFINED TERMS. As used herein, the following terms have the following meanings:

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Designated Senior Debt" means any and all principal, premium, interest, fees, expenses and all other amounts owing with respect to the indebtedness of the Company from time to time under that certain Loan and Security Agreement, dated as of September 27, 2002, by and among the Company, certain subsidiaries of the Company and Silicon Valley Bank, as amended, and as it may be further amended, supplemented or otherwise modified from time to time, and any agreement relating to any refunding, refinancing, successor or replacement facility, without regard to the principal outstanding thereunder.

                  "Interest Payment Date" has the meaning set forth in Section 3 below.

                  "Note" means this Convertible Subordinated Promissory Note.

                  "Prepayment Date" means any date on which the Company prepays all or any portion of the principal of this Note.

         2. PRINCIPAL PAYMENTS. The principal of this Note shall be due and payable in twelve equal installments of $82,500, on the following dates: (i) January 2, 2003; (ii) June 30,

2003; (iii) September 30, 2003; (iv) December 31, 2003; (v) March 31, 2004; (vi)
June 30, 2004; (vii) September 30, 2004; (viii) December 31, 2004; (ix) March 31, 2005; (x) June 30, 2005; (xi) September 30, 2005; and (xii) December 31,
2005; provided, however, that if any portion of the principal amount of this
Note is converted into shares of Common Stock or is prepaid, as provided herein, then the balance of the principal remaining at such time shall be reduced in the amount of the conversion or prepayment amount, and shall be subtracted from the above principal payments starting from the last payment date and working forward.

         3. INTEREST PAYMENTS. Accrued but unpaid interest on the unpaid principal balance of this Note shall be payable at such times as the principal payments are due in Section 2 above, and shall continue until such principal has been repaid.

         4. PREPAYMENT. Subject to the conversion rights set forth in Section 6 below, at the option of the Company, the unpaid principal balance of this Note may be prepaid in whole or in part from time to time, at any time after December 30, 2003. Notice of prepayment will be given at least 30 days before the Prepayment Date to the Holder of this Note at its address as provided in Section 18 below.

         5. OFFSET. The Holder hereby agrees that the principal amount due hereunder shall be subject to offset for fifty percent (50%) of any taxes owed by the Holder pursuant to Section 7 of the Compromise Settlement Agreement, dated as of November 13, 2002, entered into among the Holder, the Company, Portsmith, Inc., and certain other persons (the "Settlement Agreement"), and not paid by the Holder within ten (10) days following written notice thereof by the Company to the Holder. If any amount owed pursuant to the previous sentence is not paid within such ten (10) day period, then the Company may give the Holder written notice of such offset, which offset shall be deemed to be effective as of the date of such written notice. Any amounts offset under this Section 5 shall be deemed to come from the principal amount due hereunder, coming first from the last scheduled principal payment and moving forward as necessary.

         6. CONVERSION. The then outstanding principal of this Note is convertible, in whole or in part from time to time (in denominations of $10,000 or integral multiples thereof), at the option of the holder, into shares of Common Stock, initially at the conversion price of $3.00 (the "Conversion Price"), at any time prior to payment, prepayment or maturity, except that the right to convert the portion of the principal amount of this Note called for prepayment will terminate at the close of business on the third day preceding the Prepayment Date and will be lost if not exercised prior to that time, unless the Company defaults in making such prepayment. The Conversion Price and the number of shares of Common Stock subject to this Note shall be subject to adjustment from time to time as provided in Section 13 below and as follows:

            (a) If at any time or from time to time the Company shall subdivide its outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such issuance or subdivision shall be proportionately reduced. If the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            (b) If at any time or from time to time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or securities convertible into shares of Common Stock the Conversion Price and the number of shares to be obtained upon exercise of this Note shall be proportionately adjusted to reflect the issuance of any shares of Common Stock or convertible securities, as the case may be, issuable in payment of such dividend or distribution.

            (c) If at any time or from time to time the Company undertakes any capital reorganization, reclassification of the Common Stock, the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation), or the sale or other disposition of all or substantially all the properties and assets of the Company to any other person, this Note shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible so that upon conversion the Holder shall procure, in lieu of each of Common Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such reorganization, reclassification, consolidation, merger, sale or other disposition by the holder of one share of Common Stock issuable upon conversion of this Note had this Note been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this subsection (c) shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales or other dispositions.

            (d) No adjustment in the Conversion Price and/or the number of shares of Common Stock subject to this Note need be made if such adjustment would result in a change in the Conversion Price of less than ten cents ($0.10) or a change in the number of subject shares of less than one-tenth (1/10th) of a share. Any adjustment less than these amounts which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of at least these amounts.

            (e) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Company at its expense shall, upon demand, promptly compute such adjustment or readjustment in accordance with the term hereof and prepare and finish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the then effective Conversion Price and number of shares of Common Stock subject to this Note, and (iii) the then effective amount of securities (other than Common Stock) and other property, if any, which would be received upon conversion of this Note.

         7. CONVERSION PROCEDURE. To exercise conversion rights and to obtain a stock certificate, the Holder shall present this Note at the principal office of the Company with a Conversion Form, in the form attached hereto as Exhibit A, duly executed by the Holder. As soon as practicable after the submission of this Note and the duly executed Conversion Form, the Company will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of full shares of Common Stock to which the Holder shall be entitled on such conversion. In the case of a partial conversion, the Company shall deliver to the Holder a Note in principal amount equal to the unconverted portion of the principal amount hereof.

From and after the date on which this Note and a duly executed Conversion Form are surrendered to the Company (the "Conversion Date"), the Holder shall be deemed to be the record Holder of all shares of Common Stock to which the Holder shall be entitled on such conversion for all purposes, and all rights, preferences and privileges of such shares of Common Stock shall be attributable to the Holder.

         8. FRACTIONAL SHARES. Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof the Company will pay a cash adjustment based upon the fair market value of a share of Common Stock. The fair market value shall be the closing price of the Common Stock on the applicable exchange or market on which the Common Stock is primarily trading at the time of such determination, and if the Common Stock is not then trading, the fair market value shall be such price as the Board of Directors of the Company determines in its sole and absolute discretion.

         9. METHOD OF PAYMENT. Any payment made under this Note, whether of principal or interest, shall be made by the Company to the Holder on the date specified or provided herein and shall be delivered by means of check or wire transfer of immediately available funds to an account specified by the Holder.

         10. SUBORDINATION. The indebtedness evidenced by the Note shall be subordinate to the prior payment of the Designated Senior Debt. Upon any payment or distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation, reorganization, recapitalization or readjustment of the Company or its property or securities, payment of the principal of and interest on this Note shall be subordinated to the extent and manner set forth herein, to the prior payment in full of the Designated Senior Debt. No payments of principal or interest on this Note may be made by or on behalf of the Company
(i) at any time when there exists (or after giving effect to the payment thereof there would exist) an event of default, or a condition or event which with notice or lapse of time or both would constitute an event of default, under the Designated Senior Debt or pursuant to any agreement under which the Designated Senior Debt has been issued, (ii) if full payment of amounts then due for principal and interest on the Designated Senior Debt has not been made or duly provided for; or (iii) if such payment would result in a default under the Designated Senior Debt. The subordination rights of holders of Designated Senior Debt will not be prejudiced or impaired by acts or failures to act by the Company or by the Holder. The subordination of this Note as set forth above shall not, however, prevent the occurrence of any Event of Default (as defined below) or impair, as between the Company, the Holder and creditors of the Company other than holders of Designated Senior Debt, the obligations of the Company to make payments on this Note in accordance with its terms. The payment of cash, property or securities (other than Common Stock and other securities that are junior to the Designated Senior Debt) upon conversion of this Note shall constitute payment on this Note and therefore shall be subject to the subordination provisions hereof.

         11. RESERVATION OF SECURITIES. So long as this Note is outstanding, the Company covenants that it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the delivery of Common Stock pursuant to the conversion provisions of this Note.

         12. EVENTS OF DEFAULT. The following will be Events of Default hereunder (each, an "Event of Default"): (i) failure by the Company to pay any principal or interest payment when due, whether or not such payment is prohibited by Section 10 hereof, and such failure continues for a period of five
(5) consecutive days after delivery of written notice from the Holder to the Company of such failure; (ii) failure by the Company to perform any other covenant contained herein, if the same has continued for a period of thirty (30) consecutive days after delivery of written notice from the Holder to the Company of such failure; or (iii) the dissolution, winding up or liquidation of the Company or the insolvency of or the appointment of an assignee for the benefit of creditors of, or of a receiver for, the Company, or a petition in bankruptcy shall be filed either by or against the Company, and the same shall not be dismissed within sixty (60) days.

         13. ACCELERATION UPON DEFAULT. If an Event of Default shall occur and be continuing: (i) which is an event of bankruptcy, insolvency or reorganization of the Company, the maturity of this Note shall immediately accelerate without any act on the part of the Holder, including demand for payment thereof and notice to the Company, which demand and notice are hereby expressly waived; or
(ii) which is not an event of bankruptcy, insolvency or reorganization of the Company, the Holder may accelerate the maturity of this Note five business days after written notice of such Event of Default is received by the Company. In addition, if an Event of Default has occurred and has continued for at least thirty (30) days after written notice of such occurrence from the Holder to the Company (the "Notice Effective Date"), then thereafter during the continuance of such Event of Default: (i) the interest rate on this Note shall be fifteen percent (15%) per annum; and (ii) the Conversion Price shall be sixty percent (60%) of the Current Market Price of the Common Stock as of the Notice Effective Date. The term "Current Market Price" shall mean the per share price of the Common Stock on the trading day immediately prior to the Notice Effective Date and shall be: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the Nasdaq National Market System or Small Cap Market System (or a similar system then in use), the last reported sales price so reported on such day; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by Nasdaq (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, then the "Current Market Price" shall be determined as of the latest date prior to the Notice Effective Date day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the Notice Effective Date, in which case the Current Market Price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

         14. RIGHTS AND REMEDIES. If the Company fails to comply with the terms of this Note, unless such failure shall have been waived in writing, and subject to Section 13 hereof, the Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Note or for an injunction against any breach of any such term or in aid of the exercise of any power granted in this Note or may proceed to enforce the performance of this Note (including the payment of this Note) or to enforce any other legal or equitable right of the Holder, or may take any one or more of such actions. In the event that the Holder seeks to enforce its rights under this Note, the prevailing party shall be entitled to recover reasonable fees, costs and expenses incurred in connection therewith including, without limitation, the fees, costs and expenses of attorneys, accountants and experts, whether or not litigation is instituted, and including such fees, costs and expenses.

         15. ASSIGNMENT OR LOSS OF NOTE.

             (a) Subject to the provisions of Section 14 hereof, this Note and all rights hereunder may be assigned or otherwise transferred by the Holder, in whole or in part, but not in the aggregate principal amount of less than $250,000, upon surrender of this Note to the principal office of the Company. Upon surrender of this Note to the Company, with the Assignment Form attached hereto as Exhibit B hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Note in the name of the Holder or the assignee or assignees named in such instrument of assignment (as applicable), and such surrendered Note shall promptly be canceled. Upon any partial transfer, the Company shall deliver to the Holder a
Note in principal amount equal to portion of the principal amount which has not been so transferred.

             (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date.

         16. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Note may not be transferred, and neither this Note nor any of the underlying Common Stock nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each certificate for Common Stock issued upon exercise of this Note, unless at the time of exercise such Common Stock is acquired pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended, shall bear a legend substantially in the following form:

             THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

         17. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those in this Note. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends shall be payable or accrued in respect of this Note or the shares of Common Stock underlying this Note until, and only to the extent that, this Note shall have been converted in accordance with its terms.

         18. NOTICE. Any notice authorized by this Note to be given or made shall be given or made by certified mail, return receipt requested, postage prepaid, overnight courier, personal delivery or facsimile transmission and shall be deemed delivered: (i) if by personal delivery, on the date of delivery;
(ii) if by certified mail, on the date shown on the applicable return receipt;
(iii) if by overnight delivery service, on the day after the date delivered to the service; or (iv) if by facsimile, on the date of transmission. The current addresses for delivery are as follows:

             If to the Company:        Mobility Electronics, Inc.
                                       7955 East Redfield Road
                                       Scottsdale, Arizona  85260
                                       Attention: Chief Executive Officer
                                       Facsimile: (480) 596-0349


             If to the Holder:         Richard C. Liggitt
                                       7 Marquette Way
                                       Coto De Caza, California  92679
                                       Facsimile: (949) 888-5644


             With a copy to:           Smith, Chapman & Campbell
                                       1800 North Broadway, Suite 200
                                       Santa Ana, California  92706
                                       Facsimile: (714) 550-1251

The above addresses may be changed by any addressee by giving the other addressee notice of such change in accordance with the provisions of this Section.

         19. MAXIMUM LAWFUL RATE. It is the intent of the Company and the Holder to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the rate of interest taken, reserved, contacted for, charged or received under this Note exceed the highest lawful interest rate permitted under applicable law. If the Holder shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the highest lawful interest rate permitted under applicable law, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on this Note in the inverse order of its maturity and not to the payment of interest, or refunded to the Company or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term

(including any renewal or extension) of this Note so that the amount of interest on account of such obligation does not exceed the maximum permitted by applicable law. As used in this Section, the term "applicable law" shall mean the laws of the State of Delaware or the federal laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         20. AMENDMENT; WAIVER. This Note may be modified, amended, waived or terminated only by an instrument in writing signed by both the Company and the Holder

         21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS THEREOF. Any action or dispute from this Note shall be subject to the exclusive jurisdiction of the Superior Court of the State of California, County of Orange.

         22. NON-BUSINESS DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         23. DESCRIPTIVE HEADINGS. The description headings of the several sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

         IN WITNESS OF, the Company has caused this Note to be executed by a duly authorized representative thereof as of the date first above written.


                                          MOBILITY ELECTRONICS, INC.


                                          By:
                                             -----------------------------------

                                          --------------------------------------

                                    EXHIBIT A

                                 CONVERSION FORM

To Mobility Electronics, Inc.:

         The undersigned, the holder of the Note that accompanies this notice, hereby irrevocably exercises its right to convert the Note, or the specified portion hereof (which is $10,000 or an integral multiple thereof) into shares of Common Stock of Mobility Electronics, Inc. (the "Company"), pursuant to the terms of the Note and directs that the shares issuable and deliverable upon conversion together with any check in payment for fractional shares and a new Note for any non-converted portion of this Note, be issued to the registered holder hereof, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Please issue the certificate for shares of Common Stock as follows:


           ----------------------------------------------------------
                               Print or Type Name


           ----------------------------------------------------------
                   Social Security or other Identifying Number



           ----------------------------------------------------------
                                 Street Address


           ----------------------------------------------------------
              City                   State               Zip Code



Principal Amount Converted: $
                             ----------------------

Date:
      -------------------

                                         ---------------------------------------
                                            Holder's Full Name



                                         ---------------------------------------
                                            Signature

                                         (Signature must conform in all respects
                                         to name of the holder as specified on
                                         the face of the Note)

                                    EXHIBIT B

                                 ASSIGNMENT FORM




Dated
      -----------------

         FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto ___________________________________________ (the "Assignee"),
______________________________________________________ its interest in this Note in accordance with the terms of the Note and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


                                         ---------------------------------------
                                            Holder's Full Name



                                         ---------------------------------------
                                            Signature

                                         (Signature must conform in all respects
                                         to name of the holder as specified on
                                         the face of the Note)*


*The Company may require that your signature be guaranteed by a commercial bank or trust company or by a member of a national securities exchange.


                                      B-1